As filed with the Securities and Exchange Commission on April 29, 2015

Registration No. 333-199160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact Name of Registrant as Specified in Charter)

Virginia	4731	11-3588546
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1044 Northern Boulevard

Roslyn, New York 11576-1514

(718) 888-1814

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lei Cao

Chief Executive Officer

Sino-Global Shipping America, Ltd.

1044 Northern Boulevard

Roslyn, New York 11576-1514

(718) 888-1814

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence G. Nusbaum, Esq.

Bryan S. Dixon, Esq.

Gusrae Kaplan Nusbaum PLLC

120 Wall Street, 25th Floor

New York, New York 10005

Tel: (212) 269-1400

Fax: (212) 809-5449

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration Fee (2) (3)

Common stock, without par value per share	$		$1,908,000	$221.71

Total			$1,908,000	$221.71

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) under the Securities Act.
(2)	Calculated pursuant to Rule 457(c) under the Securities Act based solely for the purpose of computing the registration fee based upon the average of the high and low prices of the Common Stock, as reported on the NASDAQ Capital Market on April 13, 2015.
(3)	We previously paid Registration Fees to the SEC of $1,893 and as a result no additional fee is due.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 7 to Registration Statement on Form S-1 (File No. 333-199160) is to file Exhibits 5.1 and 23.1 to the Registration Statement. No other changes have been made to the Registration Statement or the preliminary prospectus forming part thereof. Accordingly, Parts I and II of the Registration Statement have been omitted from this Amendment No. 7 to Registration Statement on Form S-1.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on April 29, 2015.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Name: Lei Cao
Title: Chief Executive Officer (Principal Executive Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lei Cao and Anthony S. Chan, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement or Amendment thereto on Form S-1.

SIGNATURE	TITLE	DATE

/s/ Lei Cao	Chief Executive Officer and Director	April 29, 2015
Lei Cao	(Principal Executive Officer)

/s/ Anthony S. Chan	Acting Chief Financial Officer	April 29, 2015
Anthony S. Chan	(Principal Accounting and Financial Officer) and Director

/s/ Jing Wang	Director	April 29, 2015
Jing Wang

/s/ Ming Zhu	Director	April 29, 2015
Ming Zhu

/s/ Tieliang Liu	Director	April 29, 2015
Tieliang Liu

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EXHIBIT INDEX

Number	Exhibit
2.1	Placement Agency Agreement. *
3.1	First Amended and Restated Articles of Incorporation of Sino-Global Shipping America, Ltd.(1)
3.2	Bylaws of Sino-Global Shipping America, Ltd. (2)
4.1	Specimen Certificate for Common Stock. (2)
4.2	Form of warrant to be issued to investors in the offering. *
4.3	Form of Placement Agent warrant. *
4.4	Form of warrant agreement *
5.1	Opinion of Kaufman & Canoles. +
10.1	Exclusive Management Consulting and Technical Services Agreement by and between Trans Pacific and Sino-China. (2)
10.2	Exclusive Marketing Agreement by and between Trans Pacific and Sino-China. (2)
10.3	Proxy Agreement by and among Lei Cao, Mingwei Zhang, the Company and Sino-China. (2)
10.4	Equity Interest Pledge Agreement by and among Trans Pacific, Lei Cao and Mingwei Zhang. (2)
10.5	Exclusive Equity Interest Purchase Agreement by and among the Company, Lei Cao, Mingwei Zhang and Sino-China. (2)
10.6	First Amended and Restated Exclusive Management Consulting and Technical Services Agreement by and between Trans Pacific and Sino-China. (2)
10.7	First Amended and Restated Exclusive Marketing Agreement by and between Trans Pacific and Sino-China. (2)
10.8	The Company’s 2008 Stock Incentive Plan. (2)
10.9	The Company’s 2014 Stock Incentive Plan. (3)
10.10	Asset Purchase Agreement by and between Sino-Global and the selling shareholder dated April 10, 2015.*
14.1	Code of Ethics of the Company.(4)
21.1	List of subsidiaries of the Company.(5)
23.1	Consent of Kaufman & Canoles (included in Exhibit 5.1).+
23.3	Consent of Friedman LLP, Independent Registered Public Accounting firm. *
24.1	Power of Attorney. (on signature page).

*	Previously filed
+	Filed herewith
**	To be filed by amendment

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 27, 2014.
(2)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File Nos. 333-150858 and 333-148611).
(3)	Incorporated by reference to the Company’s Registration Statement on Form S-8, filed with the SEC on April 23, 2014 (File No. 333-194211).
(4)	Incorporated by reference to the Company’s Annual Report on Form 10-KSB filed on September 29, 2008 (File No. 001-34024).
(5)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed on September 30, 2014.

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